EXHIBIT II

Selected Quarterly Data (Unaudited)
-----------------------------------------------------------------------------
(in thousands, except earnings per share)
                                                       2001 Quarters
                                                       -------------
                                              1st      2nd      3rd      4th
                                              ---      ---      ---      ---
Revenues . . . . . . . . . . . . . . . .   $30,442  $24,633  $28,986  $27,511
                                           =======  =======  =======  =======
Gross profit (loss). . . . . . . . . . .   $   494  $   623  $   374  $    91
                                           =======  =======  =======  =======
Income from continuing operations  . . .   $   256  $   334  $   211  $    54
Loss from discontinued operations  . . .   $     -  $     -  $     -  $     -
                                           -------  -------  -------  -------
Net income (loss). . . . . . . . . . . .   $   256  $   334  $   211  $    54
                                           =======  =======  =======  =======
Basic earnings per share:

Income from continuing operations  . . .   $   .12  $   .16  $   .10  $   .02
Loss from discontinued operations  . . .         -        -        -        -
                                           -------  -------  -------  -------
Net income per share . . . . . . . . . .   $   .12  $   .16  $   .10  $   .02
                                           =======  =======  =======  =======

Weighted average shares outstanding  . .     2,126    2,131    2,146    2,147
                                           =======  =======  =======  =======
Diluted earnings per share:

Income from continuing operations  . . .   $   .12  $   .16  $   .10  $   .02
Loss from discontinued operations  . . .         -        -        -        -
                                           -------  -------  -------  -------
Net income per share . . . . . . . . . .   $   .12  $   .16  $   .10  $   .02
                                           =======  =======  =======  =======

Weighted average shares outstanding  . .     2,126    2,131    2,146    2,147
                                           =======  =======  =======  =======

                                                       2000 Quarters
                                                       -------------
                                              1st      2nd      3rd      4th
                                              ---      ---      ---      ---

Revenues . . . . . . . . . . . . . . . .   $31,076  $31,435  $30,499  $29,259
                                           =======  =======  =======  =======
Gross profit (loss). . . . . . . . . . .   $ 1,241  $   670  $   451  $   (30)
                                           =======  =======  =======  =======
Income from continuing operations  . . .   $   618  $   402  $   308  $    57
Loss from discontinued operations  . . .   $     -  $     -  $     -  $   417
                                           -------  -------  -------  -------
Net income (loss). . . . . . . . . . . .   $   618  $   402  $   308  $  (360)
                                           =======  =======  =======  =======
Basic earnings per share:

Income from continuing operations  . . .   $   .29  $   .19  $   .15  $   .02
Loss from discontinued operations  . . .         -        -        -     (.19)
                                           -------  -------  -------  -------
Net income per share . . . . . . . . . .   $   .29  $   .19  $   .15  $  (.17)
                                           =======  =======  =======  =======

Weighted average shares outstanding  . .     2,122    2,122    2,122    2,123
                                           =======  =======  =======  =======
Diluted earnings per share:

Income from continuing operations  . . .   $   .29  $   .19  $   .15  $   .02
Loss from discontinued operations  . . .         -        -        -     (.19)
                                           -------  -------  -------  -------
Net income per share . . . . . . . . . .   $   .29  $   .19  $   .15  $  (.17)
                                           =======  =======  =======  =======

Weighted average shares outstanding  . .     2,122    2,122    2,122    2,123
                                           =======  =======  =======  =======

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